Exhibit 32.2

Certification pursuant to 18 U.S.C., Section 1350
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q, filed pursuant to  Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, of  The First Bancshares, Inc. (the "Company") for the period ended June 30,  2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, DeeDee Lowery, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted  pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DeeDee Lowery
Name: DeeDee Lowery Title: Executive Vice President and Chief Financial Officer Date: August 13, 2010

A signed original of this written statement required by Section 906, or  other document authenticating, acknowledging or otherwise adopting the  signature that appears in typed form within the electronic version of this  written statement required by Section 906, has been provided to The First  Bancshares, Inc., and will be retained by The First Bancshares, Inc., and  furnished to the Securities and Exchange Commission or its staff upon  request.